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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Phoenix Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 2-77068 of our report dated September 16, 1998 appearing in the annual report to shareholders of the Merrill Lynch Phoenix Fund, Inc. for the year ended July 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
October 28, 1998